INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-32648, 333-32656 and 333-58756 of Navtech Inc. on Form S-8 of our report dated January 23, 2002, appearing in this Annual Report on Form 10-KSB of Navtech Inc. for the year ended October 31, 2001.


/s/ Deloitte & Touche LLP

Kitchener, Ontario
Canada

January 29, 2002